                                                                  EXHIBIT 4.1(c)

                  [Form of Floating Rate Guaranteed Term Note]


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO REGISTRATION UNDER SAID ACT OR A VALID EXEMPTION THEREFROM.

                         METROMEDIA FIBER NETWORK, INC.

                   FLOATING RATE GUARANTEED TERM NOTE DUE 2006

No. [_____]                                                       [Date]
U.S.$[_______]


            FOR VALUE RECEIVED, the undersigned, METROMEDIA FIBER NETWORK, INC. (herein called the "ISSUER"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [NAME OF PURCHASER], or registered assigns, the principal sum of [ ] DOLLARS (or so much thereof as shall not have been prepaid) on the Maturity Date (as defined in the Note and Guarantee Agreement) with interest (computed as set forth in the Note and Guarantee Agreement) (a) on the unpaid balance thereof at the rate per annum equal to the rates and at the times specified pursuant to Section 2.05 of the Note and Guarantee Agreement, payable on each Interest Payment Date (as defined in the Note and Guarantee Agreement), commencing with the first Interest Payment Date immediately following the Closing Date (as defined in the Note and Guarantee Agreement).

            Payments of principal of, interest on and any other amounts due and owing under the Note and Guarantee Agreement with respect to this Note are to be made in lawful money of the United States of America to the Administrative Agent's Account or at such other place as the Administrative Agent shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement.

            This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Note and Guarantee Agreement dated as of September 6, 2001 (as from time to time amended, the "NOTE AND GUARANTEE AGREEMENT"), between the Issuer, the Guarantors party thereto, the respective Purchasers named therein and Citicorp USA, Inc., as Administrative Agent. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 10.11 of the Note and Guarantee Agreement and to have made the representations set forth in Section 4.02 of the Note and Guarantee Agreement.

            Payment of the principal of, interest on this Note and all other amounts due and owning under the Note and Guarantee Agreement has as been guaranteed by the Guarantors in accordance with the terms of the Note and Guarantee Agreement.

            This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

            This Note is subject to optional prepayment and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

            If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note and Guarantee Agreement.

            This Note shall be construed and enforced in accordance with the law of the State of New York.

                                    METROMEDIA FIBER NETWORK, INC.



                                    By__________________________
                                      Title: